                                                                   EXHIBIT 10.24


                            PUROFLOW INCORPORATED

GARY OWEN CARIS (State Bar No. 088918)
PETER CSATO (State Bar No. 089272)
HENRY G. WEINSTEIN (State Bar No. 139117)
FRANDZEL & SHARE, A Law Corporation
6500 Wilshire Boulevard
Seventeenth Floor
Los Angeles, California 90048-4920
(213) 852-1000

Attorneys for Plaintiff
IMPERIAL BANK

                       SUPERIOR COURT OF CALIFORNIA

                  COUNTY OF LOS ANGELES, CENTRAL DISTRICT


IMPERIAL BANK, a California            )  CASE NO. BC 126 904
corporation,                           )
         Plaintiff,                    )  STIPULATION RE FIRST
                                       )  AMENDMENT TO ORDER
   vs.                                 )  APPOINTING RECEIVER AND
                                       )  ORDER THEREON
PUROFLOW CORPORATION, a                )
California corporation, dba            )
PUROFLOW FILTER CORPORATION;           )
DECCA VALVES CORPORATION; a            )
California corporation;                )
MICHIGAN DYNAMICS, INC., a             )
California corporation;                )
PUROFLOW INCORPORATED, a               )
Delaware corporation; and DOES         )
1 through 50, inclusive,               )
                                       )
         Defendants.                   )
_______________________________________)

       This Stipulation Re First Amendment to Order Appointing Receiver and Order Thereon (this "Stipulation") is entered into among Puroflow Corporation ("Debtor"), Decca Valves Corporation ("Decca"). Michigan Dynamics, Inc.

("Michigan"), and Puroflow Incorporated ("Puro Inc."), by and through their attorneys of record, Thomas Kearney, Esq. of Kearney, Bistline & Cohoon, Michael D. Myers ("Receiver"), and Imperial Bank ("Bank") by and through its attorneys of record, Peter Csato, Esq. of Frandzel & Share. Debtor, Decca, Michigan and Puro Inc. are sometimes hereinafter individually and collectively referred to as "Obligors." This Stipulation is entered into with respect to the following facts:

                                       I

                                    RECITALS


     A. On or about November 5, 1993, for good and valuable consideration, Bank and Debtor entered into a Loan and Security Agreement (Accounts Receivable and/or Inventory) pursuant to which Bank agreed to extend a line of credit not to exceed $1,200,000.00 (the "Line of Credit") to Debtor. From time to time, the Line of Credit was extended pursuant to various amendments and addenda modifying the terms of the agreement, such that the Line of Credit fully and finally matured on February 3, 1995. The agreement together with all addenda and amendments thereto are hereinafter collectively referred to as the "Agreement." All initially capitalized terms as used herein shall have the meanings ascribed to such terms in the Agreement unless specifically defined herein.

     B. On or about May 5, 1994, for good and valuable consideration, Debtor made, executed and delivered to Bank that certain promissory note of even date in the original principal amount of $625,000.00 ("Note No. 1"); and that certain promissory note of even date, in the original principal amount of $1,634,922.64 ("Note No. 2"). The Agreement, Note No. 1 and Note No. 2 are hereinafter collectively referred to as the "Loan Documents."

     C. Pursuant to the terms of the Loan Documents, the obligations of Debtor to Bank are secured by a lien on all of Debtor's personal property assets including, without limitation, all of Debtor's machinery, equipment, accounts receivable and inventory and the proceeds thereof (collectively, the "Collateral").

     D. In order to induce Bank to extend credit accommodations to Debtor, each of Decca, Michigan and Puro Inc. (hereinafter individually and collectively referred to as the "Guarantors"), made, executed and delivered separate continuing guaranties dated on or about July 9, 1992 (collectively, the "Continuing Guaranties") of the obligations of Debtor. Each of the Guarantors further executed a security agreement (collectively, the "Guarantor Security Agreements") pursuant to which their respective guarantee is secured by all of such Guarantor's personal property assets (collectively, the "Guarantor Collateral"). The Continuing Guaranties and the Guarantor Security Documents are hereinafter collectively referred to as the "Guarantor Documents."

     E. Debtor defaulted on its obligations to Bank under the Loan Documents by failing to repay the credit facilities at maturity on February 3, 1995. Guarantors defaulted on their obligations to Bank under their respective Continuing Guaranties by failing to pay under said guaranties after the default of Debtor.

     F. In connection with such defaults, Obligors and Bank entered into those certain letter agreements dated as of March 7, 1995 and March 16, 1995 (collectively, the "Letter Forbearance"), with respect to such defaults. Pursuant to the terms of the Letter Forbearance, Bank agreed to continue to extend financing on a day-to-day basis from February 3, 1995, to give Debtor additional time to arrange substitute financing. Obligors defaulted under the terms of the Letter Forbearance by, among other things, failing to keep interest current.

     G. On or about May 1, 1995, Bank filed its complaint against Obligors for, among other things, breach of the Loan Documents and Continuing Guaranties, and for appointment of a receiver and injunctive relief. Obligors consented by stipulation to the appointment of a receiver conferring to the receiver the powers and duties, among others, to operate Debtor's and each Guarantor's business, to collect all accounts, chattel paper and general intangibles, and to protect, manage and sell the assets of Obligors, and to borrow money from Bank under the Agreement so long as Debtor and

Guarantors are not in further default and there is further availability under the Line of Credit established pursuant to the Agreement. Receiver is not authorized to liquidate the business of Obligors without further court order. Michael D. Myers is the court-appointed Receiver over the business of Debtor and each of the Guarantors.

     H. Debtor, Guarantors and Bank consider it to be in their respective best interests to enter into this Stipulation which provides, among other things, that Bank shall continue to extend financing on a limited basis in connection with Receiver's conducting of the business operations of Obligors until December 15, 1995, to allow Receiver to continue operating Obligors and to attempt to find substitute financing in order to pay the entire outstanding balance due before Bank exercises its remedies under the Loan Documents, the Letter Forbearance and the Guarantor Documents.


                                  AGREEMENT


     NOW, THEREFORE, in consideration of the terms, conditions and provisions of this Stipulation, and the facts and circumstances of the proceedings out of which this Stipulation arises, the parties to this Stipulation hereby stipulate, acknowledge, and agree as follows:

     1. RECITALS. The Recitals are incorporated herein by this reference. The parties agree that the matters set forth in the Recitals are true and correct.

     2. INCORPORATION AND VALIDATION OF LOAN DOCUMENTS. Except as otherwise expressly modified, superseded, or supplemented herein, all of the terms, conditions, and provisions of each of the Loan Documents and Letter Forbearance shall remain in full force and effect. Debtor acknowledges that it and its attorneys are aware of no grounds to challenge the validity of any of the Loan Documents or the Letter Forbearance or the validity or priority of Bank's claims or liens on the Collateral or the proceeds thereof. Debtor hereby affirms that it has granted and does hereby grant Bank a security interest in all of Debtor's presently existing and hereafter arising accounts receivable, inventory, general intangibles, chattel paper, deposit accounts, furniture, fixtures and equipment and all of the proceeds thereof and all of Debtor's books and records with respect thereto.

     3. INCORPORATION AND VALIDATION OF GUARANTOR DOCUMENTS. Except as otherwise expressly modified, superseded, or supplemented herein, all of the terms, conditions, and provisions of each of the Guarantor Documents shall remain in full force and effect. Each of the Guarantors acknowledge that it and its attorneys are aware of no grounds to challenge the validity or enforceability of any of the Guarantor Documents or the validity or priority of Bank's claims or liens on the

Guarantor Collateral or the proceeds thereof. In connection therewith, each of the Guarantors hereby affirms that it has granted and does hereby grant Bank a security interest in all of each of the Guarantors presently existing and hereafter arising accounts receivable, inventory, general intangibles, chattel paper, deposit accounts, furniture, fixtures and equipment and all of the proceeds thereof and all of each of the Guarantors' books and records with respect thereto.

     4. OBLIGATIONS OWING PURSUANT TO THE LOAN DOCUMENTS AND GUARANTOR DOCUMENTS. As of July 15, 1995, the following sums are due, owing, and unpaid by Debtor to Bank pursuant to the Loan Documents and the Letter Forbearance and each of the Guarantors pursuant to the Guarantor Documents:

                                   AGREEMENT

           PRINCIPAL:                                     $627,754.70
           ACCRUED INTEREST:                              $  5,917.12
           TOTAL:                                         $633,671.82

                                   NOTE NO. 1

           PRINCIPAL:                                     $226,900.00
           ACCRUED INTEREST:                              $  2,562.31
           TOTAL:                                         $229,462.31

                                   NOTE NO. 2

           PRINCIPAL:                                   $1,071,297.57
           ACCRUED INTEREST:                            $   10,563.98
           TOTAL:                                       $1,081,861.55

     Additionally, certain fees and costs have been incurred in connection with this proceeding, as well as attorneys' fees and costs in an amount yet to be determined, and all such fees and costs are currently due, owing, and unpaid to Bank pursuant to the Loan Documents.

     5. INTEREST ACCRUAL ON THE NOTES LOAN DOCUMENTS. Obligors, and each of them, acknowledge and agree that interest continues to accrue on the sums owing under the Loan Documents at the rates provided for therein. Obligors, and each of them, agree that from and after June 30, 1995, interest on the unpaid principal balance under the Agreement shall accrue at the variable rate of Bank's Prime Rate plus 3.5% per annum; that interest on the unpaid principal balance of Note No. 1 and Note No. 2 shall accrue at the variable rate of Bank's Prime Rate plus 3.5% per annum.

     6. ADDITIONAL INDEBTEDNESS UNDER THE LOAN DOCUMENTS. Bank will continue to incur attorneys' fees and costs and foreclosure-related costs, in addition to the sums specified in paragraph 4 hereinabove, until the obligations under the Loan Documents are paid in full, including, but not limited to, attorneys' fees incurred in this action. All such additional attorneys' fees and costs and foreclosure-related costs will be added to the balance due under the Loan Documents, as determined by Bank in its sole discretion, until the same is paid in full.

     7. SALE OF DECCA ASSETS. Bank acknowledges that Receiver has completed the sale of Decca's assets (except for the accounts receivable and general intangibles), and Obligors acknowledge that Receiver has turned over the proceeds of such sale to Bank for application against the obligations under Note No. 1 and Note No. 2 in such order and amount as Bank decides in its sole discretion, and Obligors hereby consent thereto.

     8. CONDITIONS OF BANK'S FORBEARANCE. Bank agrees to forbear from conducting any foreclosure sale of the Collateral or the Guarantor Collateral prior to December 31, 1995 (the "Forbearance Period") and to provide limited financing under the Agreement to Receiver, provided Obligors timely perform and comply with all of the terms and conditions of this Stipulation, the Loan Documents, the Letter Forbearance, and the Guarantor Documents except as specifically modified hereby. If, on December 31, 1995, the obligations of Obligors to Bank are not paid in full, then Bank may take any and all actions that it deems necessary or appropriate to enforce any and all of its rights and remedies under and in connection with any of the Loan Documents, the Letter Forbearance and/or the Guarantor Documents. Such actions include, without limitation, pursuing and completing one or more foreclosure sales of the Collateral and/or the Guarantor Collateral.

     9. EVENTS OF DEFAULT. A default shall occur under this Stipulation, at the option of Bank, upon the occurrence of any of the following
(individually, an "Event of Default");

          A. Obligors' and Receiver's failure to promptly turn over in kind to Bank all proceeds of Collateral and Guarantor Collateral to be applied by Bank in accordance with the terms of this Stipulation;

          B. Obligors' and Receiver's failure to provide uninterrupted insurance on the Collateral or Guarantor Collateral in an amount of not less than the aggregate loan balance, naming Bank as a loss payee and additional insured;

          C. The use of loan advances made by Bank to Receiver under the Line of Credit for purposes other than as provided under this Stipulation or as specifically consented to in writing by Bank;

          D. Obligors' breach of any term, provision, or condition of the Stipulation herein; or

          E. A breach of any term, condition, or provision of the Loan Documents or the Guarantor Documents other than defaults described in Recitals E and F above.

     10. TERMINATION OF FORBEARANCE PERIOD IN THE EVENT OF DEFAULT. If an Event of Default occurs as provided in paragraph 9 above, then Bank may give Receiver and Obligors written notice setting forth the default or defaults ("Default Notice") by serving a copy of the Default Notice via personal delivery or telecopy upon the Debtor's and Guarantors' counsel and Receiver. If the default or defaults specified in the Default Notice are not cured within three (3) days after the Default Notice is served upon Debtor's and Guarantors' counsel and Receiver, then the Forbearance Period set forth in paragraph 8 hereinabove shall immediately terminate and be of no further force or effect whatsoever, without further notice to Obligors and/or their respective attorneys or Receiver and without further notice, hearing, or order of the Court. In that event, Bank shall have the right, in its own absolute discretion, (1) to immediately conduct and conclude its foreclosure proceedings in accordance with applicable state law; and (2) immediately proceed to exercise any and all rights and remedies it may have under the Loan Documents, the Guarantor Documents and/or the Letter Forbearance.

     11. RELIANCE IN CONSIDERATION OF FORBEARANCE. Bank's promise to forbear from conducting a foreclosure sale of the Collateral during the Forbearance Period constitutes (a) a concession by Bank of its substantial and valuable rights; (b) a valuable forbearance from exercising other rights and remedies available to Bank to pursue and enforce its rights under the Loan Documents, the Guarantor Documents, and the Letter Forbearance; and (c) a prejudice to Bank's rights, remedies, and interests in the Collateral and Guarantor Collateral.

     12. RECEIVER'S LOAN REQUESTS, PAYMENT OF EXPENSES AND OTHER POWERS. Upon entry of an order approving this Stipulation, Receiver may request from Bank until December 31, 1995, loans and advances under the Line of Credit, so long as no Event of Default occurs hereunder and subject to all of the following terms, conditions, and limitations:

            A. In no event shall the aggregate amount outstanding under the Line of Credit plus the amount of any requested advance exceed 65% of Eligible Accounts.

            B. Receiver shall collect and promptly turn over in the same form as received all proceeds of Collateral and Guarantor Collateral to Bank. Collections of Puroflow accounts shall be applied to reduce the outstanding principal balance under the Line of Credit. Collections and proceeds from all other Collateral and Guarantor Collateral shall be applied against Debtor's obligations under Note No. 1 and Note No. 2.

             C. Receiver shall use his best efforts to pay from collections by Receiver on any Accounts, actual, reasonable, and necessary expenses which arise in the ordinary and usual operation of Obligors' business ("Expenses") consistent with the estimated expenses set forth in the Cash

     Flow Analysis and Projected Income Statements of Puroflow Corporation (collectively, the "Budget") attached hereto as Exhibits "1", and "2", respectively, and incorporated herein. For purposes of this Stipulation, the periods subject to the Budget are July 1, 1995, through and including December 31, 1995. The parties hereto acknowledge and agree that the expenses and income set forth in the Budget are estimates only and that Receiver's obligations to pay Obligors' Costs and expenses as provided in this paragraph 12.C shall be deemed satisfied in full if and so long as Bank receives from Receiver payments through December 31, 1995, of $20,000.00 each month, commencing on September 30, 1995, as more particularly set forth in paragraph 12.E, below.

         D. Except as otherwise expressly provided hereinbelow and if there are insufficient funds to pay from collections on Obligors' Accounts, Receiver may use loan advances under the Line of Credit to pay the Expenses except for capital improvements.

         E. Commencing on September 30, 1995, and continuing on the last day of each calendar month thereafter through and including December 31, 1995, Obligors and/or Receiver shall pay to Bank the sum of at least $20,000.00 each month. On December 31, 1995, any funds remaining in Receiver's account shall be paid to Bank. Bank shall apply such monthly payment and any other payments from Receiver and/or Obligors to

     Debtor's outstanding obligations under Note No. 1 and/or Note No. 2 in any order or manner that Bank deems appropriate in its sole and absolute discretion, except as otherwise provided for herein.

         F.  Receiver shall provide Bank with monthly detailed reports of:
     (1) Receiver's actual performance compared to its projections in the Budget for the prior month, identifying for expenses each payee, the amount paid for each item of expense, and the purpose or basis for the payment; (2) an accounts receivable aging including the name and address of each account debtor, the amount of each invoice owed from such debtor and such other information as Bank may require; and (3) an accounts payable aging. Each monthly report shall be provided to Bank on or before the THIRTIETH (30TH) day of the month following the month that is the subject of the report.

         G. Michael D. Myers shall continue to act as Receiver over the business estates of Debtor and Guarantor, with all of the powers hereunder and those previously granted to him by court order, except as the same may be modified hereby.

         H. The parties hereto acknowledge and agree that Receiver may sell the Collateral and/or Guarantor Collateral, except in the ordinary course of Obligor's business, only upon the entry of an order the Court.

         I. Commencing on September 30, 1995, and continuing on the last day of each calendar month thereafter through and including December 31, 1995. Receiver shall provide Bank monthly an updated status report on this efforts to sell or refinance the business of the Obligors for the previous month.


     13. RECEIVER'S LIENS. Receiver hereby grants a lien on and security interest in all personal property assets of Obligors arising after the imposition of the Receivership (the "Receivership Estate Collateral"), including any and all accounts, chattel paper, general intangibles, inventory, equipment, fixtures, documents and goods, whenever and however arising and attributable to such entities or in which they have an interest, and the proceeds thereof, which security interest shall have the same priority, extent, and validity as Bank's security interest or other interest in the Collateral and Guarantor Collateral used by Receiver. The replacement lien and security interest granted herein are valid, enforceable, and fully perfected, and no filing or recordation or any other act in accordance with any applicable local, state, or federal law is necessary to create or perfect such lien and security interest.

     14. DEBTOR'S AND GUARANTOR'S OBLIGATIONS UNDER STIPULATION TO REMAIN IN EFFECT. Obligors acknowledge and agree that notwithstanding the occurrence of an Event of Default hereunder and the consequent exercise by Bank of any or all of its rights and remedies, any and all obligations imposed on Obligors or Receiver pursuant to this Stipulation including, but not limited to, Receiver's obligation to turn over to Bank the proceeds of the Collateral and Guarantor Collateral, shall remain in full force and effect. Obligors and Receiver further agree that in the event Bank completes one or more foreclosure sales on the Collateral and/or the Guarantor Collateral, and is the successful bidder at one or more of such sales, Receiver (as applicable) shall turn over to Bank, within twenty-four (24) hours after the completion of any such foreclosure sale, all Collateral. Receivership Estate and Guarantor Collateral in its possession, custody or control purchased by Bank at any such foreclosure sales.

     15. PAYMENTS TO BANK. Any payments made hereunder of performance due to Bank hereunder shall be made to Bank at the following address:

               Imperial Bank
               9920 South La Cienega Blvd., Suite 623
               Inglewood, Ca. 90310
               Attention: Sonia Rubin, AVP

     16. NO FURTHER COMMITMENTS TO LEND. Obligors,and each of them, agree and acknowledge that Bank shall not and has no obligation to advance, provide or loan any further or additional monies or credit to Obligors, or any of them. Obligors, and each of them, further agree and acknowledge that Bank shall not and has no obligation to further extend the time for payment of any obligations owing to or arising in favor of Bank by Obligors, or any of them.

     17.  ORDER APPROVING STIPULATION.

     This Stipulation shall become effective and binding on all parties upon the entry of an order from the Court approving the Stipulation.

     18.  DUTY TO COOPERATE.

     Receiver and Obligors shall cooperate fully with Bank in order to effectuate the purpose and terms of this Stipulation and shall execute any and all documents as Bank may reasonably request in connection with this Stipulation. Receiver and Obligors specifically agree that they and each of them shall execute all documents deemed necessary by Bank, in its sole and absolute discretion, in order to effectuate the terms of the Stipulation herein.

     19.  REPRESENTATIONS AND WARRANTIES.

     The parties hereto further represents and warrants to one another as follows:

          A. Each party hereto has received independent legal advice of that party's choice with respect to the advisability of executing this Stipulation, and prior to the execution of this Stipulation by each party, that party's attorney reviewed this Stipulation and discussed the Stipulation with the party, and the party has made all desired changes:

          B. Except as expressly stated in this Stipulation, no party hereto has made any statement or representation to any other party hereto regarding any facts relied upon by said party in entering into this Stipulation, and each party hereto specifically does not rely upon any statement, representation, or promise of any other party hereto in executing the Stipulation;

          C. Each party and its attorneys have made such investigation of the facts pertaining to this Stipulation, and all of the matters appertaining thereto, as they deem necessary;

          D. The terms of this Stipulation are contractual and not a mere recital; and

          E. This Stipulation has been carefully read by, the contents hereof are known and understood by, and it is signed freely by each party, and each party executing this Stipulation in a representative capacity is empowered to do so.

     20.  NO WAIVER AND/OR MODIFICATION.

     No failure or delay on the part of Bank in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of such power, right, or privilege shall preclude further exercise thereof or of any other power, right, or privilege. Any waiver, permit, consent, or approval of any kind by Bank of any breach or default hereunder by Debtor or Guarantors, or any such waiver of any such provision or condition hereof, must be in writing and shall be effective only to the extent set forth in writing. This Stipulation and the terms and conditions hereof may not be modified, amended or extended except in writing executed by the parties hereto and upon the entry of an order of the Court. Further, except as modified by the Stipulation, all terms and conditions of the Loan Documents, the Letter Forbearance, and the Guarantor Document shall remain in full force and effect and shall in no way be modified, impaired, affected, or exonerated by the terms of this Stipulation.

     21.  ATTORNEYS' FEES.

     In the event that it becomes necessary for any party to bring an action or other proceeding to construe and/or enforce the terms, conditions, or provisions of this Stipulation, the prevailing party of said action and/or other proceeding shall be entitled to recover his reasonable attorneys' fees and costs incurred in said action or other proceeding.

     22. INTEGRATION.

     Except as otherwise provided in this Stipulation, this Stipulation is the final written expression and the complete and exclusive statement of all agreements, conditions, promises, and covenants between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, negotiations, representations, understandings, and discussions among the parties' hereto and/or their respective attorneys with respect to the subject matter hereof. Any amendment or modification of this Stipulation, to be legally binding, must be set forth in writing, specifically referring to this Stipulation and duly signed by authorized representatives of all parties hereto.

     23.  NEUTRAL CONSTRUCTION OF STIPULATION.

     This Stipulation is the product of negotiation among the parties hereto and represents the jointly conceived, bargained-for, agreed-upon language mutually determined by the parties to express their intentions in entering into this Stipulation. Any ambiguity or uncertainty in this Stipulation shall be deemed to be caused by, or attributable to, all parties hereto collectively. In any action to enforce or interpret this Stipulation, the Stipulation shall be construed in a neutral manner and no terms or provision of this Stipulation, or the Stipulation as a whole, shall be construed more or less favorably to any one party, or group of parties, to this Stipulation.

     24.  NOTICES.

     For the purpose of this Stipulation, all services, notices, correspondence, and documents required by this Stipulation shall be delivered to Bank's attorneys at the following address:

          Peter Csato, Esq.
          Frandzel & Share
          A Law Corporation
          6500 Wilshire Boulevard
          Seventeenth Floor
          Los Angeles, California 90048
          Telephone: (213) 852-1000
          Fax      : (213) 651-2577

     All services, notices, correspondence, and documents required by this Stipulation shall be delivered to Obligors' attorneys at the following address:

          Thomas Kearney, Esq.
          Kearney, Bistline & Cohoon
          300 S. Grand Ave., Suite 3265
          Los Angeles, CA 90071
          Telephone: (213) 617-9209
          Fax      : (213) 617-9325

     All services, notices, correspondence, and documents required by this Stipulation shall be delivered to Receiver at the following address:

          Michael D. Myers, Esq.
          416 North Garey Avenue
          Pomona, CA 91767
          Telephone: (909) 865-5992
          Fax      : (909) 865-5065

Notices, documents, and correspondence shall be deemed served and/or delivered only upon actual receipt thereof.

     25.  COUNTERPART.

     This Stipulation may be executed in counterparts and such counterparts together shall constitute but one and the same Stipulation.

     26.  BANK'S ACCESS TO DEBTOR'S BOOKS AND RECORDS.

     Bank shall be provided access to Debtor's and each Guarantor's books and records, and Bank shall have the right to have its representatives review Debtor's and each Guarantor's books and records. Receiver, Debtor and each Guarantor further promises and agrees to cooperate fully with Bank's representatives, including their review of Debtor's business records relating to the Collateral and Guarantor Collateral.

Dated: August 31, 1995                      /s/ MICHAEL D. MYERS
                                            _______________________________
                                            MICHAEL D. MYERS, Receiver

                                            FRANDZEL & SHARE
                                            A Law Corporation
                                            GARY OWEN CARIS
                                            PETER CSATO
                                            HENRY G. WEINSTEIN


                      [SIGNATURES CONTINUED ON NEXT PAGE]

Dated: September 11, 1995               By: /s/ PETER CSATO
                                            _______________________________
                                                        PETER CSATO
                                              Attorneys for IMPERIAL BANK

                                           KEARNEY, BISTLINE & COHOON
                                           A.P.C.



Dated: September 5, 1995                By: /s/ THOMAS KEARNEY
                                            _______________________________
                                                       THOMAS KEARNEY
                                              Attorneys for Defendants

                                     ORDER
                                     -----

     Pursuant to the parties' stipulation, and good cause appearing, IT IS SO ORDERED.


Dated: September 14, 1995                            DIANE WAYNE
                                           _______________________________
                                             JUDGE OF THE SUPERIOR COURT



ZPC4624:42500-124